EXHIBIT (g)(3)

                                                                  EXHIBIT (g)(3)

SCHEDULE OF INVESTMENTS                                                                                      (in Thousands)
                                                                                                      Face          Value
Industry                           Senior Secured Floating Rate Loan Interests*                      Amount       (Note 1b)
Aerospace--4.85%    Allison Engine Co., Term Loan B, due 12/31/98, 8.88% to 3/17/95               $   25,000     $   25,000
                    Aviall Inc., Term Loan B, due 11/30/00:
                      8.57% to 3/07/95                                                                 3,640          3,640
                      9.38% to 3/07/95                                                                 1,698          1,698
                      10.00% to 6/07/95                                                               15,287         15,287
                    Gulfstream Aerospace Corp., Term Loan, due 3/31/97:
                      10.25%(1)                                                                          612            612
                      9.13% to 7/13/95                                                                10,761         10,761
                    Gulfstream Aerospace Corp., Term Loan, due 3/31/98, 9.88% to 6/08/95               9,260          9,260
                                                                                                  ----------     ----------
                                                                                                      66,258         66,258

Airlines--1.12%     Northwest Airlines, Inc., Term Loan, due 6/15/97, 8.5625% to 4/20/95              15,310         15,310

Analytical          Elsag Bailey, Term Loan, due 8/30/02, 8.50% to 3/23/95                            13,942         13,942
Instruments--1.95%  Waters Corp., Term Loan B, due 8/31/01, 9.875% to 3/15/95                          5,629          5,629
                    Waters Corp., Term Loan C, due 8/31/02, 10.25% to 3/15/95                          3,940          3,940
                    Waters Corp., Term Loan D, due 2/28/03, 10.625% to 3/15/95                         3,167          3,167
                                                                                                  ----------     ----------
                                                                                                      26,678         26,678

Broadcast/Media     Coaxial Communications, Term Loan, due 12/31/99:
--5.10%               9.38% to 3/15/95                                                                 1,298          1,298
                      9.44% to 4/17/95                                                                 3,768          3,768
                      9.57% to 5/15/95                                                                 4,433          4,433
                      10.19% to 6/15/95                                                                9,500          9,500
                    Enquirer/Star, Term Loan B, due 9/30/02:
                      10.50%(1)                                                                          268            268
                      8.75% to 5/22/95                                                                26,532         26,532
                    Silver King Communications, Term Loan B, due 7/31/02, 9.3125% to 4/28/95          17,910         17,910
                    US Radio Inc., Term Loan A, due 12/31/01:
                      9.13% to 3/30/95                                                                 1,298          1,298
                      9.3125% to 4/28/95                                                               1,298          1,298
                    US Radio Inc., Term Loan B, due 9/23/03:
                      9.69% to 3/30/95                                                                 1,695          1,695
                      10.3125% to 4/28/95                                                              1,709          1,709
                                                                                                  ----------     ----------
                                                                                                      69,709         69,709

Building            Overhead Door Corp., Revolving Credit Loan, due 8/18/99:
Products--2.64%       9.00%(1)                                                                         1,705          1,705
                      8.625% to 3/23/95                                                                  341            341
                    Overhead Door Corp., Term Loan, due 8/18/99, 9.99%(1)                              9,214          9,214
                    RSI Home Products, Term Loan, due 11/30/99:
                      8.625% to 3/31/95                                                                1,417          1,417
                      8.8125% to 5/30/95                                                               8,333          8,333
                    Thompson Miniwax, Term Loan B, due 12/31/02, 11.00%(1)                            15,000         15,000
                                                                                                  ----------     ----------
                                                                                                      36,010         36,010
Carbon & Graphite   UCAR International, Term Loan B, due 1/31/03, 9.3125% to 5/08/95                   7,328          7,328
Products--1.10%     UCAR International, Term Loan C, due 7/31/03, 9.8125% to 5/08/95                   3,836          3,836
                    UCAR International, Term Loan D, due 1/31/04, 10.0625% to 5/08/95                  3,836          3,836
                                                                                                  ----------     ----------
                                                                                                      15,000         15,000

SCHEDULE OF INVESTMENTS (continued)                                                                          (in Thousands)
                                                                                                      Face          Value
Industry                           Senior Secured Floating Rate Loan Interests*                      Amount       (Note 1b)
Chemicals--3.13%    Freedom Chemical Company, Term Loan B, due 6/30/02:
                      11.00%(1)                                                                   $    7,000     $    7,000
                      9.625% to 4/27/95                                                               20,000         20,000
                    Harris Specialty Chemicals, Term Loan A, due 12/30/99:
                      9.19% to 3/16/95                                                                     2              2
                      10.00% to 3/16/95                                                                  641            641
                      8.82% to 3/28/95                                                                 2,346          2,346
                    Harris Specialty Chemicals, Term Loan B, due 12/30/01:
                      9.69% to 3/16/95                                                                     5              5
                      10.50% to 3/16/95                                                                2,884          2,884
                      9.32% to 3/28/95                                                                 4,948          4,948
                    Inspec Technologies, Term Loan B, due 12/02/00, 9.125% to 3/30/95                  5,000          5,000
                                                                                                  ----------     ----------
                                                                                                      42,826         42,826

Consumer Products   CHF/Ebel USA, Term Loan B, due 9/30/01, 9.25% to 4/28/95                          10,032         10,032
--2.18%             Playtex Family Products Inc., Term Loan B, due 6/01/01, 9.38% to 3/13/95          19,762         19,762
                                                                                                  ----------     ----------
                                                                                                      29,794         29,794

Containers--2.70%   Ivex Packaging Corp., Term Loan B, due 12/31/99:
                      11.25%(1)                                                                           60             60
                      9.19% to 3/27/95                                                                 4,000          4,000
                      9.69% to 3/30/95                                                                   571            571
                      10.32% to 3/30/95                                                                  857            857
                      9.82% to 5/30/95                                                                 1,429          1,429
                      10.00% to 8/24/95                                                                2,714          2,714
                    Portola Packaging, Inc., Term Loan B, due 7/01/99, 9.6875% to 5/08/95              7,250          7,250
                    Silgan Corp., Term Loan B, due 9/15/96:
                      9.688% to 3/07/95                                                                9,886          9,886
                      10.00% to 6/09/95                                                               10,038         10,038
                                                                                                  ----------     ----------
                                                                                                      36,805         36,805
Diversified         Desa International Inc., Term Loan B, due 11/30/00, 10.0625% to 6/27/95           10,000         10,000
Manufacturing       InterMetro Industries, Term Loan B, due 6/30/01, 10.00% to 7/03/95                 9,825          9,825
--5.32%             InterMetro Industries, Term Loan C, due 12/31/02, 10.50% to 7/03/95               14,295         14,295
                    The Pullman Co., Inc., Revolving Credit Loan, due 12/31/99 :
                      10.50%(1)                                                                          494            494
                      9.8125% to 6/23/95                                                               3,915          3,915
                    The Pullman Co., Inc., Term Loan A, due 12/31/99, 9.8125% to 6/23/95               9,359          9,359
                    The Pullman Co., Inc., Term Loan B, due 12/31/99, 10.3125% to 6/23/95                650            650
                    Thermadyne Company, Term Loan B, due 2/01/01:
                      10.25%(1)                                                                            4              4
                      8.3125% to 3/02/95                                                              21,125         21,125
                      9.3125% to 5/03/95                                                               3,000          3,000
                                                                                                  ----------     ----------
                                                                                                      72,667         72,667

Drug Stores--3.02%  Duane Reade Co., Term Loan A, due 9/30/97:
                      9.0625% to 3/31/95                                                                 833            833
                      9.25% to 5/30/95                                                                10,722         10,722
                    Duane Reade Co., Term Loan B, due 9/30/99, 9.75% to 5/30/95                       10,000         10,000
                    Eckerd Corp., Term Loan, Series C, due 7/31/00, 7.625% to 3/07/95                 11,462         11,462
                    Thrifty Payless, Term Loan B, due 9/30/01:
                      11.00%(1)                                                                           21             21
                      9.375% to 5/24/95                                                                8,200          8,200
                                                                                                  ----------     ----------
                                                                                                      41,238         41,238

SCHEDULE OF INVESTMENTS (continued)                                                                          (in Thousands)
                                                                                                      Face          Value
Industry                           Senior Secured Floating Rate Loan Interests*                      Amount       (Note 1b)
Electrical          Berg Electronics Inc., Term Loan A, due 3/31/00:
Instruments--2.04%    8.82% to 3/30/95                                                            $      255      $     255
                      9.125% to 5/25/95                                                               11,591         11,591
                    Berg Electronics Inc., Term Loan B, due 6/30/01:
                      9.07% to 3/30/95                                                                    25             25
                      9.375% to 5/25/95                                                                5,950          5,950
                    Tracor Inc., Term Loan B, due 2/28/01:
                      10.25%(1)                                                                           86             86
                      9.3125% to 5/22/95                                                               9,889          9,889
                                                                                                  ----------     ----------
                                                                                                      27,796         27,796

Fertilizer--1.46%   Terra Industries, Term Loan B, due 10/20/01, 8.8125% to 4/20/95                   20,000         20,000

Food & Beverage     American Italian Pasta, Term Loan C, due 12/31/00, 10.00% to 5/17/95               5,000          5,000
--9.00%             Amerifoods, Term Loan B, due 6/30/01, 8.9375% to 4/11/95                           7,500          7,500
                    Amerifoods, Term Loan C, due 6/30/02, 9.4375% to 4/11/95                           7,500          7,500
                    Domino's Pizza, Inc., Term Loan B, due 7/27/00:
                      8.3125% to 3/06/95                                                               6,000          6,000
                      9.039% to 5/08/95                                                                2,087          2,087
                      9.75% to 6/06/95                                                                 3,000          3,000
                      9.6875% to 8/07/95                                                               3,000          3,000
                    Heileman Acquisition Company, Term Loan B, due 12/31/00, 9.125% to 4/13/95        10,000         10,000
                    Kraft Foods, Term Loan B, due 3/31/02, 9.32% to 8/21/95                           30,000         30,000
                    MAFCO Worldwide, Term Loan B, due 6/30/01, 9.50% to 4/05/95                       10,000         10,000
                    President Baking Co., Inc., Term Loan B, due 9/30/00, 8.9375% to 3/31/95           4,974          4,974
                    Specialty Foods Corp., Term Loan B, due 8/31/99:
                      11.00%(1)                                                                        5,000          5,000
                      9.13% to 4/18/95                                                                13,673         13,673
                      10.00% to 7/18/95                                                               15,150         15,150
                                                                                                  ----------     ----------
                                                                                                     122,884        122,884

Fuel                Petrolane, Inc., Term Loan B, due 12/31/99:
Distribution          8.3125% to 3/30/95                                                              28,888         28,888
--2.20%               8.3125% to 4/03/95                                                               1,105          1,105
                                                                                                  ----------     ----------
                                                                                                      29,993         29,993

Grocery--4.92%      Big V Supermarkets Inc., Term Loan B, due 3/15/00:
                      9.25% to 3/20/95                                                                 5,200          5,200
                      9.00% to 5/15/95                                                                 5,200          5,200
                    Circle K Acquisitions Corp., Term Loan B, due 7/31/01:
                      8.125% to 3/28/95                                                               24,766         24,766
                      9.75% to 3/31/95                                                                    67             67
                    Pathmark Stores Inc., Term Loan B, due 10/31/99, 9.25% to 5/30/95                  9,900          9,900
                    Ralph's Grocery Company, Term Loan, due 6/30/98:
                      9.00% to 3/06/95                                                                   518            518
                      8.9375% to 3/30/95                                                                 301            301
                      8.8125% to 3/31/95                                                                 301            301
                      8.9375% to 3/31/95                                                                 603            603
                      8.9375% to 4/10/95                                                              13,043         13,043
                    Star Markets Co., Inc., Term Loan B, due 12/31/01, 9.125% to 3/15/95               4,211          4,211
                    Star Markets Co., Inc., Term Loan C, due 12/31/02, 9.625% to 3/15/95               3,158          3,158
                                                                                                  ----------     ----------
                                                                                                      67,268         67,268

SCHEDULE OF INVESTMENTS (continued)                                                                          (in Thousands)
                                                                                                      Face          Value
Industry                           Senior Secured Floating Rate Loan Interests*                      Amount       (Note 1b)
High Technology     Anacomp, Inc., Term Loan C, due 3/31/96, 9.0625% to 4/26/95                   $    4,598     $    4,598
--0.34%

Leasing & Rental    Prime Acquisition, Term Loan, due 12/31/00:
Services--1.10%       9.25% to 3/06/95                                                                 4,800          4,800
                      9.50% to 4/06/95                                                                 5,400          5,400
                      9.375% to 5/08/95                                                                4,800          4,800
                                                                                                  ----------     ----------
                                                                                                      15,000         15,000

Medical Devices     Deknatel Holdings Corp., Term Loan A, due 4/20/99, 9.3125% to 4/25/95              2,250          2,250
--0.71%             Deknatel Holdings Corp., Term Loan B, due 4/20/01, 9.8125% to 4/25/95              7,500          7,500
                                                                                                  ----------     ----------
                                                                                                       9,750          9,750

Nautical Systems    Sperry Marine, Inc., Term Loan, due 11/15/00:
--0.65%               9.5625% to 3/23/95                                                               3,901          3,901
                      10.0625% to 6/23/95                                                              4,947          4,947
                                                                                                  ----------     ----------
                                                                                                       8,848          8,848

Office Machines     Lexmark Holdings, US, Term Loan, due 3/27/98, 8.5859% to 3/31/95                   8,784          8,784
--0.64%

Paper--17.33%     ++Fort Howard Corp., Senior Secured B Notes, due 9/11/98, 9.38% to 3/13/95           5,000          5,000
                  ++Fort Howard Corp., Senior Secured D Notes, due 9/11/00, 9.88% to 3/13/95          20,000         20,000
                    Fort Howard Corp., Term Loan, due 12/31/96:
                      10.50%(1)                                                                          472            472
                      10.375%(1)                                                                       1,741          1,741
                    Jefferson Smurfit Company/Container Corp. of America, Term Loan A,
                    due 4/30/01:
                      8.5625% to 3/28/95                                                              10,500         10,500
                      8.6875% to 3/30/95                                                               7,000          7,000
                      8.50% to 4/28/95                                                                   770            770
                      8.6875% to 5/18/95                                                               3,500          3,500
                      8.8125% to 5/30/95                                                               9,730          9,730
                    Jefferson Smurfit Company/Container Corp. of America, Term Loan B,
                    due 4/30/02:
                      9.1875% to 3/24/95                                                               4,733          4,733
                      9.3125% to 4/24/95                                                              66,267         66,267
                    Mail Well, Term Loan B, due 12/31/00, 9.625% to 3/31/95                            5,000          5,000
                    Mail Well, Term Loan C, due 12/31/01, 9.625% to 3/31/95                            5,000          5,000
                    S.D. Warren Co., Term Loan B, due 12/19/02, 9.50% to 8/23/95                      52,000         52,000
                    Stone Container, Term Loan B, due 4/01/00:
                      9.3125% to 3/14/95                                                              22,500         22,500
                      9.25% to 3/17/95                                                                22,500         22,500
                                                                                                  ----------     ----------
                                                                                                     236,713        236,713

Printing &          Print Tech International, Term Loan B, due 12/28/01, 8.94% to 3/03/95              5,000          5,000
Publishing--2.34%   Ziff Davis, Term Loan B, due 12/31/01, 9.38% to 3/28/95                           13,897         13,897
                    Ziff Davis, Term Loan C, due 12/31/02, 9.88% to 3/28/95                           13,103         13,103
                                                                                                  ----------     ----------
                                                                                                      32,000         32,000

Retail--            Federated Department Stores, Term Loan, due 3/31/00:
Specialty--7.12%      7.375% to 3/29/95                                                               25,000         25,000
                      7.25% to 5/30/95                                                                15,000         15,000
                    Music Acquisition Corp., Term Loan B, due 8/31/01:
                      8.875% to 4/19/95                                                               14,063         14,063
                      9.5625% to 8/17/95                                                               8,156          8,156
                    Music Acquisition Corp., Term Loan C, due 8/31/02, 10.3125% to 6/20/95             7,500          7,500
                    Saks & Co., Term Loan B, due 6/30/00, 9.13% to 5/09/95                            27,469         27,469
                                                                                                  ----------     ----------
                                                                                                      97,188         97,188

SCHEDULE OF INVESTMENTS (concluded)                                                                          (in Thousands)
                                                                                                      Face          Value
Industry                           Senior Secured Floating Rate Loan Interests*                      Amount       (Note 1b)
Transportation      Petro Properties, Term Loan B, due 5/24/01, 9.75% to 3/31/95                   $   9,000      $   9,000
Services--0.66%

Warehousing         Pierce Leahy Corp., Term Loan B, due 6/30/01:
& Storage--1.10%      9.5625% to 4/28/95                                                               9,545          9,545
                      9.9375% to 7/31/95                                                               5,455          5,455
                                                                                                  ----------     ----------
                                                                                                      15,000         15,000

                    Total Senior Secured Floating Rate Loan Interests
                    (Cost--$1,157,117)--84.72%                                                     1,157,117      1,157,117


                                          Short-Term Securities

Commercial          Cargill Inc., 5.95% due 3/24/95                                                   25,000         24,905
Paper**--11.08%     Du Pont (E.I.) de Nemours & Co., 5.94% due 4/11/95                                25,000         24,831
                    General Electric Capital Corp., 6.00% due 3/01/95                                  4,750          4,750
                    Matterhorn Capital Corp.:
                      5.93% due 3/10/95                                                               17,000         16,975
                      5.96% due 3/15/95                                                               30,000         29,930
                    Xerox Corp., 5.95% due 3/20/95                                                    50,000         49,843
                                                                                                  ----------     ----------
                                                                                                     151,750        151,234

US Government       Federal Home Loan Bank, 5.87% due 4/17/95                                         25,655         25,458
& Agency            Federal National Mortgage Association, 5.89% due 4/13/95                          14,820         14,716
Obligations**--                                                                                   ----------     ----------
2.94%                                                                                                 40,475         40,174

                    Total Short-Term Securities (Cost--$191,408)--14.02%                             192,225        191,408


                                                                                                      Shares
                                              Common Stock                                             Held

Restaurants--0.02%  TW Services, Inc.                                                                     44            218

                    Total Common Stock (Cost--$0)--0.02%                                                  44            218

                    Total Investments (Cost--$1,348,525)--98.76%                                                  1,348,743

                    Other Assets Less Liabilities--1.24%                                                             16,953
                                                                                                                 ----------
                    Net Assets--100.00%                                                                          $1,365,696
                                                                                                                 ==========

  *The interest rates on senior secured floating rate loan interests are subject to change periodically based on the change in the prime rate of a US Bank, LIBOR (London Interbank Offered Rate), or, in some cases, another base lending rate. The interest rates shown are those in effect at February 28, 1995.
 **Commercial Paper and certain US Government & Agency Obligations are traded on a discount basis; the interest rates shown are the discount rates paid at the time of purchase by the Fund.
(1)Index is based on the prime rate of a US bank, which is subject to change daily.
 ++Restricted security as to resale. The value of the Fund's investment in restricted securities was $25,000,000, representing 1.83% of net assets.

                                                 (in Thousands)

                           Acquisition                  Value
   Senior Secured Notes        Date        Cost       (Note 1b)

   Fort Howard Corp.        9/11/91      $25,000       $25,000


   See Notes to Financial Statements.

FINANCIAL INFORMATION

Statement of Assets and Liabilities as of February 28, 1995
Assets:           Investments, at value (identified cost--$1,348,524,991)
                  (Note 1b)                                                                               $1,348,742,797
                  Cash                                                                                           743,614
                  Receivables:
                    Capital shares sold                                                    $ 19,435,087
                    Interest                                                                 10,782,416       30,217,503
                                                                                           ------------
                  Deferred facility fees (Note 6)                                                                  1,398
                  Deferred organization expense (Note 1f)                                                         29,912
                  Prepaid registration fees and other assets (Note 1f)                                           979,008
                                                                                                          --------------
                  Total assets                                                                             1,380,714,232
                                                                                                          --------------

Liabilities:      Payables:
                    Dividends to shareholders (Note 1g)                                       1,993,281
                    Investment adviser (Note 2)                                                 966,754
                    Administrator (Note 2)                                                      254,409
                    Commitment fees                                                               5,409
                    Securities purchased                                                            767        3,220,620
                                                                                           ------------
                  Deferred income (Note 1e)                                                                   11,723,797
                  Accrued expenses and other liabilities                                                          73,688
                                                                                                          --------------
                  Total liabilities                                                                           15,018,105
                                                                                                          --------------

Net Assets:       Net assets                                                                              $1,365,696,127
                                                                                                          ==============

Net Assets        Common Stock, par value $0.10 per share; 1,000,000,000 shares
Consist of:       authorized                                                                              $   13,640,589
                  Paid-in capital in excess of par                                                         1,352,141,480
                  Accumulated investment loss--net                                                              (321,494)
                  Undistributed realized capital gains on investments--net (Note 7)                               17,746
                  Unrealized appreciation on investments--net (Note 3)                                           217,806
                                                                                                          --------------
                  Net Assets--Equivalent to $10.01 per share based on 136,405,885 shares of
                  beneficial interest outstanding                                                         $1,365,696,127
                                                                                                          ==============

                  See Notes to Financial Statements.

Statement of Operations
                                                                                                For the Six Months Ended
                                                                                                       February 28, 1995
Investment        Interest and discount earned                                                              $ 47,707,014
Income            Facility and other fees                                                                      1,285,310
(Note 1e):                                                                                                  ------------
                  Total income                                                                                48,992,324
                                                                                                            ------------

Expenses:         Investment advisory fees (Note 2)                                        $  5,480,559
                  Administrative fees (Note 2)                                                1,442,252
                  Transfer agent fees (Note 2)                                                  376,737
                  Professional fees                                                             125,153
                  Borrowing costs (Note 6)                                                      100,696
                  Accounting services (Note 2)                                                   68,190
                  Registration fees (Note 1f)                                                    55,557
                  Custodian fees                                                                 49,587
                  Printing and shareholder reports                                               47,731
                  Tender offer costs                                                             36,420
                  Amortization of organization expenses (Note 1f)                                26,673
                  Directors' fees and expenses                                                   20,783
                  Other                                                                          31,931
                                                                                           ------------
                  Total expenses                                                                               7,862,269
                                                                                                            ------------
                  Investment income--net                                                                      41,130,055
                                                                                                            ------------

Realized &        Realized gain on investments--net                                                               58,501
Unrealized        Change in unrealized appreciation on investments--net                                          (57,784)
Gain (Loss)                                                                                                 ------------
on Investments    Net Increase in Net Assets Resulting from Operations                                      $ 41,130,772
--Net (Notes                                                                                                ============
1c, 1e & 3):

                  See Notes to Financial Statements.

Statements of Changes in Net Assets
                                                                                          For the Six         For the
                                                                                          Months Ended       Year Ended
                                                                                          February 28,       August 31,
Increase (Decrease) in Net Assets:                                                            1995              1994
Operations:       Investment income--net                                                 $   41,130,055     $ 43,213,412
                  Realized gain (loss) on investments--net                                       58,501          (13,985)
                  Change in unrealized appreciation/depreciation on invest-
                  ments--net                                                                    (57,784)        (124,460)
                                                                                         --------------     ------------
                  Net increase in net assets resulting from operations                       41,130,772       43,074,967
                                                                                         --------------     ------------

Dividends to      Investment income--net                                                    (41,451,549)     (43,213,412)
Shareholders                                                                             --------------     ------------
(Note 1g):        Net decrease in net assets resulting from dividends to
                  shareholders                                                              (41,451,549)     (43,213,412)
                                                                                         --------------     ------------


Capital Share     Net increase in net assets resulting from capital share
Transactions      transactions                                                              431,554,207      221,301,485
(Note 4):                                                                                --------------     ------------

Net Assets:       Total increase in net assets                                              431,233,430      221,163,040
                  Beginning of period                                                       934,462,697      713,299,657
                                                                                         --------------     ------------
                  End of period                                                          $1,365,696,127     $934,462,697
                                                                                         ==============     ============

                  See Notes to Financial Statements.

Statement of Cash Flows
                                                                                                For the Six Months Ended
                                                                                                       February 28, 1995
Cash Provided by  Net increase in net assets resulting from operations                                   $    41,130,772
Operating         Adjustments to reconcile net increase in net assets resulting from
Activities:       operations to net cash provided by operating activities:
                    Increase in receivables                                                                   (4,274,252)
                    Increase in other assets                                                                    (874,426)
                    Increase in other liabilities                                                              3,915,744
                    Realized and unrealized gain on investments--net                                                (717)
                    Amortization of premium and discount                                                     (11,748,771)
                                                                                                         ---------------
                  Net cash provided by operating activities                                                   28,148,350
                                                                                                         ---------------

Cash Used for     Proceeds from principal payments and sales of loan interests                               239,964,403
Investing         Purchases of loan interests                                                               (597,748,295)
Activities:       Purchases of short-term investments--net                                                (4,659,306,580)
                  Proceeds from sales and maturities of short-term investments--net                        4,598,153,246
													 ---------------

                  Net cash used for investing activities                                                    (418,937,226)
													 ---------------


Cash Provided by  Cash receipts on capital shares sold                                                       465,842,231
Financing         Cash payments on capital shares tendered                                                   (56,250,237)
Activities:       Dividends paid to shareholders                                                             (18,269,533)
                                                                                                         ---------------
                  Net cash provided by financing activities                                                  391,322,461
                                                                                                         ---------------

Cash:             Net increase in cash                                                                           533,585
                  Cash at beginning of period                                                                    210,029
                                                                                                         ---------------
                  Cash at end of period                                                                  $       743,614
                                                                                                         ===============

Non-Cash          Capital shares issued in reinvestment of dividends paid to
Financing         shareholders                                                                           $    22,608,418
Activities:                                                                                              ===============


                  See Notes to Financial Statements.

FINANCIAL INFORMATION (concluded)

Financial Highlights
The following per share data and ratios have been derived            For the Six
from information provided in the financial statements.              Months Ended,
                                                                     February 28,      For the Year Ended August 31,
Increase (Decrease) in Net Asset Value:                                  1995      1994      1993      1992       1991
Per Share           Net asset value, beginning of period              $  10.02   $  10.02  $   9.99  $   9.99   $  10.00
Operating                                                             --------   --------  --------  --------   --------
Performance:        Investment income--net                                 .36        .59       .53       .64        .85
                    Realized and unrealized gain (loss) on
                    investments--net                                      (.01)        --++++   .03        --       (.01)
                                                                      --------   --------  --------  --------   --------
                    Total from investment operations                       .35        .59       .56       .64        .84
                                                                      --------   --------  --------  --------   --------
                    Less dividends from investment income--net            (.36)      (.59)     (.53)     (.64)      (.85)
                                                                      --------   --------  --------  --------   --------
                    Net asset value, end of period                    $  10.01   $  10.02  $  10.02  $   9.99   $   9.99
                                                                      ========   ========  ========  ========   ========
Total Investment    Based on net asset value per share                   3.32%++    5.94%     5.74%     6.58%      8.79%
Return:**                                                             ========   ========  ========  ========   ========

Ratios to           Expenses, net of reimbursement                       1.36%*     1.43%     1.47%     1.39%      1.27%
Average                                                               ========   ========  ========  ========   ========
Net Assets:         Expenses                                             1.36%*     1.43%     1.47%     1.41%      1.33%
                                                                      ========   ========  ========  ========   ========
                    Investment income--net                               7.13%*     5.75%     5.27%     6.58%      8.44%
                                                                      ========   ========  ========  ========   ========

Supplemental        Net assets, end of period (in millions)           $  1,366   $    934  $    713  $    834   $  1,705
Data:                                                                 ========   ========  ========  ========   ========
                    Portfolio turnover                                  24.72%     61.31%    90.36%    46.48%     58.22%
                                                                      ========   ========  ========  ========   ========


                   *Annualized.
                  **Total investment returns exclude the effects of sales loads. The
                    Fund is a continuously offered closed-end fund, the shares of which are offered at net asset value. Therefore, no separate market exists.
                  ++Aggregate total investment return.
                ++++Amount is less than $.01 per share.

                    See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS


1. Significant Accounting Policies:
Merrill Lynch Senior Floating Rate Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a continuously offered non-diversified, closed-end management investment company. These unaudited financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim period represented.
All such adjustments are of a normal recurring nature.

(a) Loan participation interests--The Fund invests in senior secured floating rate loan interests ("Loan Interests") with collateral having a market value, at time of acquisition by the Fund, which Fund management believes equals or exceeds the principal amount of the corporate loan. The Fund may invest up to 20% of its total assets in loans made on an unsecured basis. Depending on how the loan was acquired, the Fund will regard the issuer as including the corporate borrower along with an agent bank for the syndicate of lenders and any intermediary of the Fund's investment. Because agents and intermediaries are primarily commercial banks, the Fund's investment in corporate loans at February 28, 1995 could be considered to be concentrated in commercial banking.


(b) Valuation of investments--Loan interests and common stocks are valued at fair value. Fair value is determined in good faith by or under the direction of the Board of Directors of the Fund. Since Loan Interests are purchased and sold primarily at par value, the Fund values the Loan Interests at par, unless Merrill Lynch Asset Management, L.P. ("MLAM") determines par does not represent fair value. In the event such a determination is made, fair value will be determined in accordance with guidelines approved by the Fund's Board of Directors. Short-term securities with remaining maturities of sixty days or less are valued at amortized cost, which approximates market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund.

(c) Derivative financial instruments--The Fund may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the debt markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

* Interest rate transactions--The Fund is authorized to enter into interest rate swaps and purchase or sell interest rate caps and floors. In an interest rate swap, the Fund exchanges with another party their respective commitments to pay or receive interest on a specified notional principal amount. The purchase of an interest rate cap (or floor) entitles the purchaser, to the extent that a specified index exceeds (or falls below) a predetermined interest rate, to receive payments of interest equal to the difference between the index and the predetermined rate on a notional principal amount from the party selling such interest rate cap (or floor).

(d) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(e) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest is recognized on the accrual basis. Realized gains and losses on security transactions are determined on the identified cost basis. Facility fees are accreted into income over the term of the related loan. For income tax purposes, as of September 1, 1994, the corporate loans are treated as discount obligations.

(f) Deferred organization expenses and prepaid registration fees-- Deferred organization expenses are amortized on a straight-line basis over a five-year period. Prepaid registration fees are charged to expense as the related shares are issued.

(g) Dividends and distributions--Dividends from net investment income is declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates.

2. Investment Advisory and Administrative Services Agreement and Transactions with Affiliates:
The Fund has entered into an Investment Advisory Agreement with MLAM. The general partner of MLAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch and Co., Inc. ("ML & Co."), which is the limited partner.

MLAM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to perform this investment advisory function.

For such services, the Fund pays a monthly fee at an annual rate of 0.95% of the Fund's average daily net assets. The Fund also has an Administrative Services Agreement with MLAM whereby MLAM will receive a fee equal to an annual rate of 0.25% of the Fund's average daily net assets on a monthly basis, in return for the performance of administrative services (other than investment advice and related portfolio activities) necessary for the operation of the Fund. The Investment Advisory Agreement obligates MLAM to reimburse the Fund to the extent the Fund's expenses (excluding interest, taxes, distribution fees, brokerage fees and commissions, and extraordinary items) exceed the lesser of (a) 2.0% of the Fund's average daily net assets or (b) 2.5% of the Fund's first $30 million of average daily net assets, 2.0% of the Fund's next $70 million of average daily net assets, and 1.5% of the average daily net assets in excess thereof. No fee payment will be made to the Investment Adviser during any fiscal year which will cause such expenses to exceed the most restrictive expense limitation at the time of such payment.

Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Accounting services are provided to the Fund by MLAM at cost.

Certain officers and/or directors of the Fund are officers and/or directors of MLAM, PSI, Merrill Lynch, Pierce, Fenner, & Smith Inc., FDS, and/or ML & Co.

3. Investments:
Purchases and sales of investments, excluding short-term securities, for the six months ended February 28, 1995 were $601,541,180 and $240,187,477, respectively.

Net realized and unrealized gains (losses) as of February 28, 1995 were as follows:

                                     Realized     Unrealized
                                  Gains (Losses)    Gains

Long-term investments              $   60,765    $   217,806
Short-term investments                 (2,264)            --
                                   ----------    -----------
Total                              $   58,501    $   217,806
                                   ==========    ===========

As of February 28, 1995, net unrealized appreciation for financial reporting and Federal income tax purposes aggregated $217,806, all of which related to appreciated securities. The aggregate cost of investments at February 28, 1995 for Federal income tax purposes was $1,348,524,991.

4. Capital Share Transactions:
Transactions in capital shares were as follows:

For the Six Months Ended                           Dollar
February 28,1995                     Shares        Amount

Shares sold                        46,467,447   $465,196,026
Shares issued to shareholders
in reinvestment of dividends        2,258,255     22,608,418
                                  -----------   ------------
Total issued                       48,725,702    487,804,444
Shares tendered                    (5,619,404)   (56,250,237)
                                  -----------   ------------
Net increase                       43,106,298   $431,554,207
                                  ===========   ============


For the Year Ended                                 Dollar
August 31, 1994                      Shares        Amount

Shares sold                        35,126,101   $351,960,677
Shares issued to shareholders
in reinvestment dividends           2,309,056     23,136,748
                                  -----------   ------------
Total issued                       37,435,157    375,097,425
Shares tendered                   (15,348,896)  (153,795,940)
                                  -----------   ------------
Net increase                       22,086,261   $221,301,485
                                  -----------   ------------

5. Unfunded Loan Interests:
As of February 28, 1995, the Fund had unfunded loan commitments of $19,248,199, which would be extended at the option of the borrower, pursuant to the following loan agreements:

                                   Unfunded
                                 Commitment
Borrower                     (in thousands)

Gulfstream Corp.                   $10,192
Northwest Airlines, Inc.             2,660
Overhead Door Corp.                  3,068
Petrolane, Inc.                      1,212
The Pullman Co., Inc.                2,116


6. Short-Term Borrowings:
On March 20, 1995, the Fund extended its loan commitment. The commitment is for $100,000,000, bearing interest at the Federal Funds Rate plus 0.75%--2% on the outstanding balance. The Fund had no borrowings under this commitment during the six months ended February 28, 1995. For the six months ended February 28, 1995, facility and commitment fees aggregated approximately $101,000.

7. Capital Loss Carryforward:
At August 31, 1994, the Fund had a net capital loss carryforward of approximately $34,000, all of which expires in 2001. This amount will be available to offset like amounts of any future taxable gains.

8. Subsequent Event:
The Fund began a quarterly tender offer on March 17, 1995.